Exhibit 99.6

Key Messages – R.G. Barry Merger Agreement

Customers, Suppliers and Business Partners

May 2, 2014

•	I wanted to make sure that you have heard the news that our Board of Directors has approved an agreement for R.G. Barry Corporation to be acquired by Mill Road Capital, a private equity firm.

•	Mill Road is a private equity firm which invests in small companies in North America like us, and has been one of our largest shareholders for over five years. As such, they have a clear understanding of our vision for the business.

•	As you know, over the last several years, we have worked to transform the company into a multi-dimensional and growing provider of functional, fashionable accessory products from our cornerstone slipper business.

•	As a privately-held company, we expect to continue to invest in our long-term growth and acquisition strategies, while maintaining our commitment to deliver quality and value to our customers and consumers.

•	We expect the merger to be completed in the third calendar quarter of 2014, subject to customary closing conditions, including the adoption of the merger agreement by the holders of a majority of our outstanding shares and the expiration of the waiting period or other approval under the Hart-Scott-Rodino Antitrust Improvements Act.

•	We value our relationship with you and will keep you updated on any developments.

•	I want to personally thank you for your ongoing support as we move into this next phase.

•	We remain committed to our mission of creating and delivering the lifestyle brands and products that provide Fashion and Function for a Great Life.

•	Please refer to our corporate website at www.rgbarry.com for additional information.

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Cautionary Statements; Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed merger, and all other statements made in this communication that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, or “project”, or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to the Company as of the date hereof, and subject to applicable law to the contrary. R. G. Barry Corporation (the “Company”) undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Company’s actual results to differ materially from those suggested by the projected information in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the transactions described herein; adoption of the merger agreement by the Company’s shareholders (or the failure to obtain such adoption); the ability to obtain regulatory approvals of the merger and the other transactions contemplated by the merger agreement on the proposed terms and schedule; the Company’s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in the Company’s reports filed with the SEC, including the Annual Report on Form 10-K for the fiscal year ended June 29, 2013, filed with the SEC on September 11, 2013, in other of the Company’s filings with the SEC from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. Readers are cautioned not to place undue reliance on the forward-looking statements.

Additional Information and Where to Find It

All parties desiring details regarding the proposed merger and other transactions are urged to review the merger agreement. The Company expects to file with the SEC a proxy statement (in preliminary and definitive form) and other documents in connection with the solicitation of proxies for the special meeting of shareholders to be held to vote on a proposal to adopt the merger agreement. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND OTHER TRANSACTIONS. The proxy statement will be mailed to the Company’s shareholders as of the record date to be established for voting on the merger agreement. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, (614) 729-7275, Attention: Investor Relations; or via email to ryoust@rgbarry.com.

Participants in the Solicitation

The Company and its executive officers, directors, other members of management and employees and Mill Road and its affiliates may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the proposed transaction. Information regarding the executive officers and directors of the Company is set forth in its definitive proxy statement for its 2013 annual meeting filed with the SEC on September 19, 2013. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction. The interests of these participants in the transactions contemplated by the merger agreement may be different than those of the Company’s shareholders generally. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.